PRDO ANNOUNCES 1Q22 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION ANNOUNCES FIRST QUARTER 2022 RESULTS

Schaumburg, Ill. (May 5, 2022) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter ended March 31, 2022.

First Quarter 2022 Results as Compared to Prior Year Quarter

•	Revenue decreased 0.4 percent to $183.0 million, with CTU’s increase of 6.9 percent offset by AIUS’ decrease of 10.3 percent
•	Operating income increased 7.6 percent to $43.7 million, while adjusted operating income increased 13.5 percent to $50.9 million*
•	Earnings per diluted share was $0.46 as compared to $0.43, while adjusted earnings per diluted share was $0.50 as compared to $0.44*
•	Ended the quarter with $499.3 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments
•	Total student enrollments at March 31, 2022 decreased by 14.7 percent, with both CTU and AIUS experiencing a decline

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

“We are pleased with our first quarter results and we continue to support our students as they adjust and adapt to the evolving COVID-19 pandemic,” said Andrew Hurst, President and Chief Executive Officer. “We are further optimizing our operations to serve and educate students as efficiently and effectively as possible and remain focused on enhancing student experiences, retention and academic outcomes while leveraging data analytics and technology.”

PRDO ANNOUNCES 1Q22 RESULTS …PG 2

REVENUE

•

For the quarter ended March 31, 2022, revenue of $183.0 million decreased 0.4 percent as compared to revenue of $183.6 million for the prior year quarter. Revenue for the quarter ended March 31, 2022 was positively impacted by the academic calendar redesign at CTU.

	For the Quarter Ended March 31,
Revenue ($ in thousands)	2022	2021	% Change
CTU	$113,148	$105,822	6.9%
AIUS	69,532	77,477	-10.3%
Corporate and Other	279	339	NM
Total	$182,959	$183,638	-0.4%

TOTAL STUDENT ENROLLMENTS

•

As of March 31, 2022, CTU’s total student enrollments decreased 13.9 percent, while AIUS’ total student enrollments decreased 16.1 percent. CTU’s total student enrollments as of March 31, 2022 were negatively impacted by the academic calendar redesign.

	As of March 31,
Total Student Enrollments	2022	2021	% Change
CTU	23,500	27,300	-13.9%
AIUS	14,100	16,800	-16.1%
Total	37,600	44,100	-14.7%

PRDO ANNOUNCES 1Q22 RESULTS …PG 3

OPERATING INCOME

•	For the quarter ended March 31, 2022, operating income increased by 7.6 percent to $43.7 million as compared to the prior year quarter.

	For the Quarter Ended March 31,
Operating Income ($ in thousands)	2022	2021	% Change
CTU	$43,026	$36,143	19.0%
AIUS	9,523	11,323	-15.9%
Corporate and Other	(8,856)	(6,849)	29.3%
Total	$43,693	$40,617	7.6%

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended March 31, 2022, adjusted operating income of $50.9 million increased 13.5 percent compared to adjusted operating income of $44.9 million for the prior year quarter.

	For the Quarter Ended March 31,
Adjusted Operating Income ($ in thousands)	2022	2021
Operating income	$43,693	$40,617
Depreciation and amortization (1)	4,882	4,002
Legal fee expense related to certain matters (2)	2,347	242
Adjusted Operating Income	$50,922	$44,861

Increase (Decrease)	13.5%

(1)	Amortization for acquired intangible assets relates to definite-lived intangible assets associated with acquisitions.

(2)

Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 1Q22 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended March 31, 2022, the Company recorded:

•	Net income of $32.1 million compared to $30.8 million for the prior year quarter.
•	Earnings per diluted share of $0.46 compared to $0.43 for the prior year quarter.
•	Adjusted earnings per diluted share of $0.50 compared to $0.44 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended March 31,
	2022	2021

Reported Earnings Per Diluted Share	$0.46	$0.43

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.02	0.01
Legal fee expense related to certain matters (2)	0.03	-
Tax effect of adjustments (3)	(0.01)	-
Adjusted Earnings Per Diluted Share	$0.50	$0.44

(1)	Amortization for acquired intangible assets relates to definite-lived intangible assets associated with acquisitions.

(2)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

BALANCE SHEET AND CASH FLOW

•	For the quarter ended March 31, 2022, net cash provided by operating activities was $22.2 million, compared to net cash provided by operating activities of $44.7 million for the prior year quarter.
•	As of March 31, 2022 and December 31, 2021, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $499.3 million and $499.4 million, respectively.

	For the Quarter Ended March 31,
Selected Cash Flow Items ($ in thousands)	2022	2021	% Change
Net cash provided by operating activities	$22,154	$44,708	-50.4%
Capital expenditures	$4,742	$1,042	355.1%

PRDO ANNOUNCES 1Q22 RESULTS …PG 5

OUTLOOK

The Company is providing the following updated outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending June 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2022	2021	2022	2021
Operating Income	$30.0M - $32.0M	$36.0M	$108.7M - $119.7M	$149.0M
Depreciation and amortization	$5.0M	$3.9M	$20.0M	$16.8M
Legal fee expense related to certain matters (1)	$2.0M	$2.4M	$8.3M	$9.7M
Adjusted Operating Income	$37.0M - $39.0M	$42.3M	$137.0M - $148.0M	$175.5M

Earnings Per Diluted Share	$0.32 - $0.34	$0.37	$1.16 - $1.28	$1.55
Amortization of acquired intangible assets	$0.02	$0.01	$0.10	$0.06
Legal fee expense related to certain matters (1)	$0.03	$0.04	$0.11	$0.14
Tax effect of adjustments	($0.01)	($0.01)	($0.05)	($0.05)
Adjusted Earnings Per Diluted Share	$0.36 - $0.38	$0.41	$1.32 - $1.44	$1.70

(1)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2022 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and student retention remain consistent with management’s estimates, (ii) no significant impact of new or proposed regulations, including recent Department of Education negotiated rulemaking initiatives, or other adverse changes in the legal or regulatory environment, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) earnings per diluted share outlook assumes an effective income tax rate of approximately 25.0% for the second quarter and 26.0% for the full year, and (v) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 1Q22 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, May 5, 2022 at 5:30 p.m. Eastern time to discuss first quarter 2022 results and 2022 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-200-6205 (domestic) or 1-929-526-1599 (international). Both dial-in numbers will use the access code 601460. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/336826742. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days following the call at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s accredited institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree professional development and continuing education offerings. Perdoceo’s universities offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; increased competition; the impact of management changes; and changes in the overall U.S. economy which may continue to be impacted by the COVID-19 pandemic. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the Securities and Exchange Commission.

.

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PRDO ANNOUNCES 1Q22 RESULTS …PG 7

CONTACT

Investors:

Alpha IR Group

Davis Snyder or Eric Markman

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$190,443	$319,982
Restricted cash	1,210	5,196
Short-term investments	307,620	174,213
Total cash and cash equivalents, restricted cash and short-term investments	499,273	499,391

Student receivables, net	34,104	43,033
Receivables, other	8,845	1,692
Prepaid expenses	9,874	6,919
Inventories	1,405	904
Other current assets	2,702	2,514
Total current assets	556,203	554,453

NON-CURRENT ASSETS:
Property and equipment, net	27,956	28,355
Right of use asset, net	34,535	36,664
Goodwill	162,579	162,579
Intangible assets, net	30,542	32,208
Student receivables, net	1,314	1,372
Deferred income tax assets, net	24,128	25,114
Other assets	6,570	6,688
TOTAL ASSETS	$843,827	$847,433

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$8,355	$9,400
Accounts payable	12,135	10,838
Accrued expenses:
Payroll and related benefits	17,648	25,312
Advertising and marketing costs	9,971	8,690
Income taxes	10,982	211
Other	12,148	15,180
Deferred revenue	39,108	70,613
Total current liabilities	110,347	140,244

NON-CURRENT LIABILITIES:
Lease liability - operating	33,757	35,549
Other liabilities	21,343	21,530
Total non-current liabilities	55,100	57,079

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	893	887
Additional paid-in capital	677,311	674,242
Accumulated other comprehensive loss	(1,541)	(96)
Retained earnings	284,050	251,972
Treasury stock	(282,333)	(276,895)
Total stockholders' equity	678,380	650,110
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$843,827	$847,433

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended March 31,
	2022	% of Total Revenue	2021	% of Total Revenue
REVENUE:
Tuition and fees, net	$181,327	99.1%	$182,831	99.6%
Other	1,632	0.9%	807	0.4%
Total revenue	182,959		183,638
OPERATING EXPENSES:
Educational services and facilities	28,088	15.4%	28,974	15.8%
General and administrative	106,296	58.1%	110,045	59.9%
Depreciation and amortization	4,882	2.7%	4,002	2.2%
Total operating expenses	139,266	76.1%	143,021	77.9%
Operating income	43,693	23.9%	40,617	22.1%
OTHER INCOME:
Interest income	333	0.2%	359	0.2%
Interest expense	(103)	-0.1%	(109)	-0.1%
Miscellaneous (expense) income	(89)	0.0%	131	0.1%
Total other income	141	0.1%	381	0.2%
PRETAX INCOME	43,834	24.0%	40,998	22.3%
Provision for income taxes	11,756	6.4%	10,245	5.6%

NET INCOME	32,078	17.5%	30,753	16.7%

NET INCOME PER SHARE - BASIC:	$0.47		$0.44

NET INCOME PER SHARE -DILUTED:	$0.46		$0.43

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,746		70,149
Diluted	69,567		71,482

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended March 31,
(In Thousands)	2022		2021
NET INCOME	$32,078		$30,753
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(81)		(129)
Unrealized loss on investments	(1,364)		(221)
Total other comprehensive loss	(1,445)		(350)
COMPREHENSIVE INCOME	$30,633		$30,403

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Quarter Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32,078	$30,753
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,882	4,002
Bad debt expense	13,715	13,719
Compensation expense related to share-based awards	2,416	3,753
Deferred income taxes	986	4,767
Changes in operating assets and liabilities	(31,923)	(12,286)
Net cash provided by operating activities	22,154	44,708

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(194,997)	(126,009)
Sales of available-for-sale investments	59,825	64,408
Purchases of property and equipment	(4,742)	(1,042)
Payments for potential business acquisition	(7,000)	-
Net cash used in investing activities	(146,914)	(62,643)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	659	314
Purchase of treasury stock	(3,828)	-
Payments of employee tax associated with stock compensation	(1,610)	(2,032)
Release of cash held in escrow	(3,986)	-
Net cash used in financing activities	(8,765)	(1,718)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(133,525)	(19,653)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	325,178	109,684
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$191,653	$90,031

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended March 31,
	2022	2021
REVENUE:
CTU	$113,148	$105,822
AIUS	69,532	77,477
Corporate and Other	279	339
Total	$182,959	$183,638

OPERATING INCOME (LOSS):
CTU	$43,026	$36,143
AIUS	9,523	11,323
Corporate and Other	(8,856)	(6,849)
Total	$43,693	$40,617

OPERATING MARGIN (LOSS):
CTU	38.0%	34.2%
AIUS	13.7%	14.6%
Corporate and Other	NM	NM
Total	23.9%	22.1%

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended March 31,
	ACTUAL
Adjusted Operating Income	2022	2021
Operating income	$43,693	$40,617
Depreciation and amortization (2)	4,882	4,002
Legal fee expense related to certain matters (3)	2,347	242
Adjusted Operating Income (4)	$50,922	$44,861

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2022	2021 (4)
Operating income	$30.0M - $32.0M	$35,962
Depreciation and amortization (2)	$5.0M	3,913
Legal fee expense related to certain matters (3)	$2.0M	2,416
Adjusted Operating Income	$37.0M - $39.0M	$42,291

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2022	2021 (4)
Operating income	$108.7M - $119.7M	$149,016
Depreciation and amortization (2)	$20.0M	16,766
Legal fee expense related to certain matters (3)	$8.3M	9,735
Adjusted Operating Income	$137.0M - $148.0M	$175,517

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended March 31,
	2022	2021

Reported Earnings Per Diluted Share	$0.46	$0.43

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.02	0.01
Legal fee expense related to certain matters (3)	0.03	-
Total pre-tax adjustments	$0.05	$0.01
Tax effect of adjustments (5)	(0.01)	-
Total adjustments after tax	0.04	0.01
Adjusted Earnings Per Diluted Share (4)	$0.50	$0.44

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2022	2021
Reported Earnings Per Diluted Share	$0.32 - $0.34	$0.37

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.02	0.01
Legal fee expense related to certain matters (3)	0.03	0.04
Total pre-tax adjustments	0.05	$0.05
Tax effect of adjustments (5)	(0.01)	(0.01)
Total adjustments after tax	0.04	0.04
Adjusted Earnings Per Diluted Share	$0.36 - $0.38	$0.41

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2022	2021
Reported Earnings Per Diluted Share	$1.16 - $1.28	$1.55

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.10	0.06
Legal fee expense related to certain matters (3)	0.11	0.14
Total pre-tax adjustments	$0.21	$0.20
Tax effect of adjustments (5)	(0.05)	(0.05)
Total adjustments after tax	0.16	0.15
Adjusted Earnings Per Diluted Share	$1.32 - $1.44	$1.70

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets and significant legal settlements. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition and the Hippo acquisition commencing on the September 10, 2021 date of acquisition.

(2)	Amortization for acquired intangible assets relate to definite-lived intangible assets associated with the Trident, DigitalCrafts and Hippo acquisitions.

(3)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(4)

The Company began adjusting for legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts, during the second quarter of 2021. The Company believes that these expenses are not reflective of underlying operating performance. Prior period amounts were recast for these items to maintain comparability.

(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.